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                                                                    EXHIBIT 21.1

                            OUTBACK STEAKHOUSE, INC.
                             A DELAWARE CORPORATION

                           WHOLLY OWNED SUBSIDIARIES
                                 MARCH 26, 1999


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NAME OF SUBSIDIARY               DIRECTORS                        OFFICERS
- ------------------             ---------                        --------
Outback Steakhouse of Florida,   Chris T. Sullivan  Chris T. Sullivan     Co-Chairman of the Board and Chief Executive
Inc.                             Robert D. Basham                         Officer
a Florida corporation            J. Timothy Gannon  Robert D. Basham      Co-Chairman and Chief Operating Officer
550 North Reo Street, Suite 200  Robert S. Merritt  J. Timothy Gannon     Sr. Vice President
Tampa, Florida  33609                               Robert S. Merritt     Sr. Vice President, Chief Financial Officer,
                                                                          Treasurer and Assistant Secretary
                                                    Paul E. Avery         President
                                                    Joseph J. Kadow       Vice President, General Counsel, and
                                                                          Secretary


Carrabba's Italian Grill, Inc.   Chris T. Sullivan  Robert D. Basham      Chairman of the Board and Chief Executive
a Florida corporation            Robert D. Basham                         Officer
405 North Reo Street, Suite 210  J. Timothy Gannon  Carl W. Sahlsten      President
Tampa, Florida  33609            Robert S. Merritt  Robert S. Merritt     Sr. Vice President, Chief Financial Officer
                                                                          and Treasurer
                                                    Steven T. Shlemon     Vice President and Director of Operations
                                                    Joseph J. Kadow       Vice President and Secretary


Outback Steakhouse               Chris T. Sullivan  Chris T. Sullivan     Chairman of the Board and Chief Executive
International, Inc.              Robert D. Basham                         Officer
a Florida corporation            J. Timothy Gannon  Robert D. Basham      Chief Operating Officer
550 North Reo Street, Suite 200  Robert S. Merritt  Hugh H. Connerty, Jr. President
Tampa, Florida  33609                               J. Timothy Gannon     Sr. Vice President
                                                    Robert S. Merritt     Chief Financial Officer and Treasurer
                                                    Joseph J. Kadow       Vice President and Secretary


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NAME OF SUBSIDIARY               MANAGERS                         OFFICERS
------------------               ---------                        --------

Outback Sports, LLC              Bill Horne         Bill Horne            Chairman of the Board
a Delaware limited liability     Lance McNeill      Lance McNeill         Chief Executive Officer
company                          Chris T. Sullivan
550 North Reo Street, Suite 200  Robert D. Basham
Tampa, Florida  33609            Robert S. Merritt

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